Exhibit 99.1 For more information, contact: Ronald L. Smith Chief Financial Officer (336) 316-5545

Unifi Announces Third Quarter 2013 Results

GREENSBORO, N.C., April 24, 2013 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for its third fiscal quarter ended March 24, 2013. The Company reported net income of $1.4 million, or $0.07 per share, compared to net income of $7.5 million, or $0.38 per share, for the prior year fiscal quarter ended March 25, 2012. Net sales decreased $10.8 million, or 6.0%, to $168 million for the March 2013 quarter compared to net sales of $179 million for the March 2012 quarter. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the March 2013 quarter were $8.4 million. The quarter over prior year quarter net income decline is primarily the result of the Company extending the length of its holiday shutdown in the current quarter, a $5.1 million decrease in the Company’s share of earnings from its equity affiliates and a one-time charge related to the early extinguishment of outstanding debt.

Some highlights for the March quarter included:

●	Paying off the $13.8 million remaining balance on the Company’s Term B loan;
●	Improving Polyester and Nylon working capital levels, sales volumes and capacity utilization as the Company moved through the quarter;
●	Strong operating performance in China; and,
●	Repurchasing and retiring 571 thousand shares of the Company’s common stock at an average price of $16.93 per share.

The Company reported net income of $6.1 million, or $0.30 per share, for the nine months ended March 24, 2013 compared to net income of $0.2 million, or $0.01 per share, for the prior year period. Net sales decreased $3.9 million, or 0.8%, to $513 million for the first nine months of fiscal year 2013 compared to net sales of $517 million for the prior year period. Results for the first nine months of fiscal 2013 were positively impacted by a 220 basis point improvement in gross margin and an $8.8 million reduction in interest expense resulting from the continued successful execution of the Company’s deleveraging strategy.

-continued-

Unifi Announces Third Quarter 2013 Results – page 2

"The Company improved margins during the quarter despite operating in an environment where raw material prices increased more sharply than anticipated, and we aggressively managed our inventories and cash,” said Bill Jasper, Chairman and CEO of Unifi. "The on-going stability of the domestic economy, improvements in our operational efficiencies, signs of recovery in our global operations and continued growth of our premier value-added products all point to a strong June 2013 quarter, which should create positive momentum leading into our 2014 fiscal year. Our confidence in our business and its ability to generate cash from operations also allowed us to begin purchasing stock under our $50 million stock repurchase program, and we expect to continue doing so, while maintaining a strong balance sheet.”

Cash-on-hand as of March 24, 2013 was $15.9 million, an increase of $0.7 million compared to cash-on-hand as of December 23, 2012. Total debt at the end of the March 2013 quarter was $98.4 million compared to $106.7 million total debt as of December 23, 2012.

"During this fiscal year, strong operating cash flow combined with working capital improvements and distributions from our equity affiliates have allowed the Company to reduce net debt by $28.2 million and repurchase $9.7 million worth of its outstanding shares of common stock, while maintaining excellent liquidity," said Ron Smith, Chief Financial Officer of Unifi. “Much of the working capital improvement during the fiscal year came from the Company’s strategic decision to extend its holiday shutdown period into the March 2013 quarter, which enabled us to reduce adjusted working capital by $4.3 million compared to the December 2012 quarter, despite rising raw material prices."

Roger Berrier, President and Chief Operating Officer of Unifi, added: “We are very pleased with the results achieved from our latest efforts to market REPREVE® to consumers and educate them about the benefits of recycling and choosing products made with recycled content. Our program with X Games Aspen 2013 generated more than 42 million consumer impressions and engaged the target audience with the REPREVE brand. This positive exposure not only creates valuable awareness with consumers, but helps create demand for REPREVE and our other premier value-added products with downstream customers. We continue to be on track to double our premier value-added business by 2014, which is an important part of our mix enrichment strategy.”

-continued-

Unifi Announces Third Quarter 2013 Results – page 3

The Company will provide additional commentary regarding its third quarter results during its earnings conference call on April 25, 2013, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/ and will available for replay approximately two hours after the live event and archived for up to twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the March 2013 quarter will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.

###

Financial Statements to Follow

Unifi Announces Third Quarter 2013 Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	March 24, 2013	June 24, 2012
ASSETS
Cash and cash equivalents	$15,901	$10,886
Receivables, net	97,219	99,236
Inventories	108,749	112,750
Income taxes receivable	1,152	596
Deferred income taxes	3,304	7,807
Other current assets	5,969	6,722
Total current assets	232,294	237,997

Property, plant and equipment, net	115,698	127,090
Deferred income taxes	1,527	1,290
Intangible assets, net	8,348	9,771
Investments in unconsolidated affiliates	92,971	95,763
Other non-current assets	10,444	10,322
Total assets	$461,282	$482,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$53,561	$48,541
Accrued expenses	11,966	14,402
Income taxes payable	866	1,332
Current portion of long-term debt	7,264	7,237
Total current liabilities	73,657	71,512
Long-term debt	91,104	114,315
Other long-term liabilities	5,156	4,832
Deferred income taxes	1,180	794
Total liabilities	171,097	191,453
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized,
19,541,755 and 20,090,094 shares outstanding)	1,954	2,009
Capital in excess of par value	35,077	34,723
Retained earnings	250,289	252,763
Accumulated other comprehensive income	1,408	28
Total Unifi, Inc. shareholders’ equity	288,728	289,523
Non-controlling interest	1,457	1,257
Total shareholders’ equity	290,185	290,780
Total liabilities and shareholders’ equity	$461,282	$482,233

-continued-

Unifi Announces Third Quarter 2013 Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	March 24, 2013	March 25, 2012	March 24, 2013	March 25, 2012
Net sales	$168,249	$179,037	$513,220	$517,160
Cost of sales	155,568	165,447	465,828	480,858
Gross profit	12,681	13,590	47,392	36,302
Selling, general and administrative expenses	11,262	11,148	33,941	32,505
Provision (benefit) for bad debts	74	(144)	257	418
Other operating expense, net	616	669	1,777	1,118
Operating income	729	1,917	11,417	2,261
Interest income	(240)	(571)	(508)	(1,713)
Interest expense	1,236	4,189	4,041	12,791
Loss on extinguishment of debt	746	—	1,102	462
Loss on previously held equity interest	—	—	—	3,656
Other non-operating expense (income)	96	(9)	96	(1,488)
Equity in earnings of unconsolidated affiliates	(4,783)	(9,863)	(6,712)	(14,166)
Income before income taxes	3,674	8,171	13,398	2,719
Provision for income taxes	2,510	861	7,959	2,940
Net income (loss) including non-controlling interest	1,164	7,310	5,439	(221)
Less: net (loss) attributable to non-controlling interest	(235)	(225)	(680)	(434)
Net income attributable to Unifi, Inc.	$1,399	$7,535	$6,119	$213

Net income attributable to Unifi, Inc. per common share:
Basic	$0.07	$0.38	$0.30	$0.01
Diluted	$0.07	$0.37	$0.30	$0.01

-continued-

Unifi Announces Third Quarter 2013 Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Nine Months Ended
	March 24, 2013	March 25, 2012
Cash and cash equivalents at beginning of year	$10,886	$27,490
Operating activities:
Net income (loss) including non-controlling interest	5,439	(221)
Adjustments to reconcile net income (loss) including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(6,712)	(14,166)
Dividends received from unconsolidated affiliates	10,531	4,150
Depreciation and amortization expense	19,263	20,384
Loss on extinguishment of debt	1,102	462
Loss on previously held equity interest	—	3,656
Non-cash compensation expense, net	1,896	2,070
Deferred income taxes	4,703	(505)
Other	300	239
Changes in assets and liabilities, excluding effects of
foreign currency adjustments:
Receivables, net	2,094	(4,009)
Inventories	4,460	16,784
Other current assets and income taxes receivable	564	(859)
Accounts payable and accrued expenses	1,756	(1,574)
Income taxes payable	(470)	843
Net cash provided by operating activities	44,926	27,254
Investing activities:
Capital expenditures	(4,522)	(5,329)
Investments in unconsolidated affiliates	—	(360)
Other investments	(1,243)	—
Acquisition, net of cash acquired	—	(356)
Proceeds from sale of assets	56	224
Other	(272)	14
Net cash used in investing activities	(5,981)	(5,807)
Financing activities:
Payments of notes payable	—	(10,288)
Proceeds from revolving credit facilities	64,100	95,600
Payments on revolving credit facilities	(63,800)	(95,200)
Payments on term loans	(26,530)	—
Proceeds from related party term loan	1,250	—
Purchase and retirement of Company stock	(9,671)	—
Contributions from non-controlling interest	880	320
Other	(76)	(442)
Net cash used in financing activities	(33,847)	(10,010)

Effect of exchange rate changes on cash and cash equivalents	(83)	(3,107)
Net increase in cash and cash equivalents	5,015	8,330
Cash and cash equivalents at end of period	$15,901	$35,820

-continued-

 Unifi Announces Third Quarter 2013 Results – page 7

RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA (Unaudited)

(amounts in thousands)

The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 24, 2013	March 25, 2012	March 24, 2013	March 25, 2012
Net income attributable to Unifi, Inc.	$1,399	$7,535	$6,119	$213
Provision for income taxes	2,510	861	7,959	2,940
Interest expense, net	996	3,618	3,533	11,078
Depreciation and amortization expense	6,087	6,677	18,718	19,692
EBITDA	10,992	18,691	36,329	33,923

Non-cash compensation expense, net	570	609	1,896	2,004
Loss on extinguishment of debt	746	—	1,102	462
Loss on previously held equity interest	—	—	—	3,656
Refund of Brazilian non-income related tax	—	(9)	—	(1,488)
Operating expenses for Repreve Renewables	314	315	919	602
Other	531	513	817	737
Adjusted EBITDA Including Equity Affiliates	13,153	20,119	41,063	39,896

Equity in earnings of unconsolidated affiliates	(4,783)	(9,863)	(6,712)	(14,166)
Adjusted EBITDA	$8,370	$10,256	$34,351	$25,730

-continued-

Unifi Announces Third Quarter 2013 Results – page 8

NON-GAAP FINANCIAL MEASURES

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, refund of Brazilian non-income related tax, operating expenses for Repreve Renewables and certain other adjustments.  Such other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, restructuring and certain employee severance and healthcare expenses, and other operating or non-operating income or expense items necessary to understand the underlying operating results of the Company.  Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal operating business; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

-continued-

Unifi Announces Third Quarter 2013 Results – page 9

NON-GAAP FINANCIAL MEASURES

(continued)

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our Adjusted EBITDA and Adjusted EBITDA Including Equity Affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

●	it does not reflect changes in, or cash requirements for, our working capital needs;

●	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

●

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA Including Equity Affiliates) measure does not reflect any cash requirements for such replacements;

●	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

●	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our on-going operations;

●	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

●	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA Including Equity Affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

-continued-

Unifi Announces Third Quarter 2013 Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, market price of the Company’s stock, restrictions imposed by the Company’s credit facility, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

-end-